Exhibit 4.23

BYLAWS

OF

ZAZA HOLDINGS, INC.
(A Delaware corporation)

Adopted: August 4, 2011

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BYLAWS
of
ZAZA HOLDINGS, INC.
(a Delaware corporation)

ARTICLE I
Offices

SECTION 1.01                                   Registered Office. The registered office of the Corporation shall be as fixed by resolution of the Board of Directors of the Corporation. The initial registered office of the Corporation shall be in the City of Wilmington, County of Newcastle, State of Delaware.

SECTION 1.02                                   Other Offices. The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE II
Meetings of Stockholders

SECTION 2.01                                   Annual Meetings. The annual meeting of the stockholders for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held at such place within or without the State of Delaware on such date and at such hour of the day as the Board of Directors shall determine.

SECTION 2.02                                   Special Meetings. Special meetings of the stockholders for any purpose or purposes, unless otherwise prescribed by statute or by the Certificate of Incorporation, may be called by order of the Chairman, if one is elected, the Chief Executive Officer or the President, and shall be called by the President or Secretary at the request in writing of a majority of the Board of Directors or stockholders holding together at least one-third of all shares of the Corporation entitled to vote at the meeting. Special meetings of the stockholders shall be held at such place within or without the State of Delaware, on such date, and at such time as may be designated by the person or persons calling the meeting.

SECTION 2.03                                   Notice of Meetings. Written notice of every meeting of stockholders, stating the time, place and purposes thereof, shall be given personally or by mail at least ten (10), but not more than sixty (60), days (except as otherwise provided by law) before the date of such meeting to each person who appears on the stock transfer books of the Corporation as a stockholder and who is entitled to vote at such meeting. If such notice is mailed, it shall be directed to such stockholder at his address as it appears on the stock transfer books of the Corporation.

SECTION 2.04                                   Quorum. At any meeting of the stockholders the holders of a majority of the shares of the Corporation entitled to vote at such meeting, present in person or represented by proxy, shall constitute a quorum for all purposes, except where otherwise provided by law or in the Certificate of Incorporation. A quorum, once established, shall not be broken by the withdrawal of enough votes to leave less than a quorum and the votes present may continue to transact business until adjournment, provided that any action (other than adjournment) is approved by at least a majority of the shares required to constitute a quorum.

SECTION 2.05                                   Adjournments. If at any meeting of stockholders a quorum shall fail to attend in person or by proxy, the holders of a majority of the shares present in person or by proxy and entitled to vote at such meeting may adjourn the meeting from time to time until a quorum shall attend, and thereupon any business may be transacted which might have been transacted at the meeting as originally called. Notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken; provided, however, that if the adjournment is for more than thirty (30) days or if after the adjournment a new record date is fixed, notice of the adjourned date shall be given.

SECTION 2.06                                   Organization. The Chairman of the Board, if one is elected, and in his absence the Chief Executive Officer, and in their absence the President, and in the absence of the Chairman of the Board, the Chief Executive Officer and the President, any Vice President, shall call meetings of the stockholders to order and shall act as chairman thereof. The Secretary or an Assistant Secretary of the Corporation shall act as secretary at all meetings of the stockholders when present, and, in the absence of both, the presiding officer may appoint any person to act as secretary. The chairman of any meeting of stockholders shall determine the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of discussion as he may deem appropriate in his discretion.

SECTION 2.07                                   Voting. At each meeting of the stockholders, each holder of the shares of Common Stock shall be entitled to one vote on such matter for each such share and may exercise such voting right either in person or by proxy appointed by an instrument in writing subscribed by such stockholder or his duly authorized attorney. No such proxy shall be voted or acted upon after three (3) years from its date unless the proxy provides for a longer period. Voting need not be by ballot. All elections of directors shall be decided by a plurality vote and all questions decided and actions authorized by a majority vote, except as otherwise required by law.

SECTION 2.08                                   Inspectors. At any meeting of stockholders, inspectors of election may be appointed by the presiding officer of the meeting for the purpose of opening and closing the polls, receiving and taking charge of the proxies, and receiving and counting the ballots or the vote of stockholders otherwise given. The inspectors shall be appointed by the presiding officer of the meeting, shall be sworn to faithfully perform their duties, and shall in writing certify to the returns. No candidate for election as director shall be appointed or act as inspector.

SECTION 2.09                                   Stockholder List. At least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of such stockholder, shall be prepared and held open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours for said ten (10) days either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

SECTION 2.10                                   Informal Action. Any action that may be taken at any annual or special meeting of the stockholders of the Corporation, may be taken without a meeting, without prior notice, and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, provided that a consent must bear the date of each stockholder’s signature and no consent will be effective unless written consents by a sufficient number of stockholders to take the contemplated action are delivered to the Corporation within sixty (60) days of the date that the earliest consent is delivered to the Corporation. Prompt notice of the taking of corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing. In the event that the action which is consented to is such as would have required the filing of a certificate under any section of Delaware law, if such action had been voted on by stockholders at a meeting thereof, the certificate filed under such other section shall state, in lieu of any statement required by such section concerning any vote of stockholders, that written consent and that written notice have been given in accordance with Section 228 of the General Corporation Law of the State of Delaware.

ARTICLE III
Directors

SECTION 3.01                                   Functions and Number. The property, business and affairs of the Corporation shall be managed and controlled by a Board of Directors, who need not be stockholders, citizens of the United States or residents of the State of Delaware. Subject to the terms of the Corporation’s Certificate of Incorporation, the number of members which shall constitute the Board of Directors shall be determined by resolution of the Board of Directors or by the stockholders at an annual or special meeting held for that purpose, but no decrease in the Board of Directors shall have the effect of shortening the term of an incumbent director. The size of the initial Board of Directors has been set at one (1), such number to constitute the initial whole Board of Directors. The use of the phrase “whole Board” herein refers to the total number of directors which the Corporation would have if there were no vacancies. Except as otherwise provided by law or in these Bylaws or in the Certificate of Incorporation, the directors shall be elected by the stockholders entitled to vote at the annual meeting of stockholders of the Corporation, and shall be elected to serve until the next annual meeting of stockholders and until their successors shall be elected and shall qualify.

SECTION 3.02                                   Removal. Any director may be removed, with or without cause, by the affirmative vote of the holders of a majority of the then outstanding shares of Common Stock entitled to vote thereon.

SECTION 3.03                                   Vacancies. Unless otherwise provided in the Certificate of Incorporation or in these Bylaws, vacancies among the directors, whether caused by resignation, death, disqualification, removal, an increase in the authorized number of directors or otherwise, may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director.

SECTION 3.04                                   Place of Meeting. The directors may hold their meetings and may have one or more offices and keep the books of the Corporation (except as otherwise may at any time be provided by law) at such place or places within or without the State of Delaware as the Board may from time to time determine.

SECTION 3.05                                   Annual Meeting. The newly elected Board may meet for the purpose of organization, the election of officers and the transaction of other business, at such time and place within or without the State of Delaware as shall be fixed as provided in Section 3.07 of this Article for special meetings of the Board of Directors.

SECTION 3.06                                   Regular Meetings. Regular meetings of the Board of Directors shall be held at such time and place within or without the State of Delaware as the Board of Directors shall from time to time by resolution determine, and no notice of such regular meetings shall be required.

SECTION 3.07                                   Special Meetings. Special meetings of the Board of Directors shall be held whenever called by the direction of the President or one of the directors then in office. The Secretary or some other officer or director of the Corporation shall give notice to each director of the time and place of each special meeting by mailing the same at least five (5) days before the meeting or by telexing, telegraphing or telephoning the same not later than the day before the meeting, at the residence address of each director or at his usual place of business. Special meetings of the Board shall be held at such place within or without the State of Delaware as shall be specified in the call for the meeting. Unless expressly required by statute, by the Certificate of Incorporation or by the Bylaws, neither the business to be transacted at, nor the purpose of, any special meeting of the Board of Directors need be specified in the notice of a meeting.

SECTION 3.08                                   Quorum. Except as otherwise provided by law or in the Certificate of Incorporation, a majority of the directors then serving on the Board shall constitute a quorum for the transaction of business. A majority of those present at the time and place of any regular or special meeting, if less than a quorum be present, may adjourn from time to time without notice, until a quorum be had. The act of a majority of directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise provided by law or in the Certificate of Incorporation.

SECTION 3.09                                   Compensation. The Board of Directors shall have the authority to fix by resolution the compensation of directors.

SECTION 3.10                                   Organization. At all meetings of the Board of Directors, the Chairman of the Board, if one is elected, or in his absence the Chief Executive Officer, or in the absence of both the Chairman and the Chief Executive Officer, the President, or in the absence of the Chairman of the Board, the Chief Executive Officer and the President, the Vice President if he is a member of the Board, or in their the absence, an acting chairman chosen by the directors shall preside. The Secretary or an Assistant Secretary of the Corporation shall act as secretary at all meetings of the Board of Directors when present, and, in the absence of both, the presiding officer may appoint any person to act as secretary.

SECTION 3.11                                   Telephone Meetings. Any member of the Board of Directors may participate in any meeting of such Board by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in any meeting pursuant to this provision shall constitute presence in person at such meeting.

SECTION 3.12                                   Informal Action. Any action required or permitted to be taken at any meeting of the Board of Directors, or any committee thereof, may be taken without a meeting if all the members of the Board consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board.

ARTICLE IV
Officers

SECTION 4.01                                   Executive Officers. The executive officers of the Corporation shall consist of a President and a Secretary, each of which shall be elected annually by the Board of Directors. In addition, at the discretion of the Board of Directors of the Corporation, a Chairman of the Board, a Chief Executive Officer, one or more Vice Presidents and a Treasurer may be elected as executive officers of the Corporation. Unless otherwise provided in the resolution of election, each officer shall hold office until the next annual election of officers by the Board of Directors and until his or her successor shall have been qualified. Any number of such offices may be held by the same person.

SECTION 4.02                                   Subordinate Officers. The Board of Directors may appoint one or more Assistant Secretaries, one or more Assistant Treasurers and such other subordinate officers and agents as it may deem necessary or advisable, for such term as the Board of Directors shall fix in such appointment, who shall have such authority and perform such duties as may from time to time be prescribed by the Board.

SECTION 4.03                                   Compensation. The Board of Directors shall have the power to fix the compensation of all officers, agents and employees of the Corporation, which power, as to other than elected officers, may be delegated as the Board of Directors shall determine.

SECTION 4.04                                   Removal. All officers, agents and employees of the Corporation shall be subject to removal, with or without cause, at any time by affirmative vote of the majority of the whole Board of Directors whenever, in the judgment of the Board of Directors, the best interests of the Corporation will be served thereby. The power to remove agents and employees, other than officers or agents elected or appointed by the Board of Directors, may be delegated as the Board of Directors shall determine.

SECTION 4.05                                   Chairman of the Board. If a Chairman of the Board is elected, he shall be chosen from among the members of the Board of Directors and shall preside at all meetings of the directors and the stockholders of the Corporation. The Chairman of the Board shall, in general, have supervisory power over the Chief Executive Officer and all other officers of the Corporation.

SECTION 4.06                                   Chief Executive Officer. The Chief Executive Officer shall have general supervisory authority over the President, any Vice Presidents, the Secretary, the Treasurer

and such subordinate officers as shall be elected by the Board. The Chief Executive Officer shall, in the absence of the Chairman of the Board, preside at all meetings of the stockholders of the Corporation and shall also perform such other duties as may from time to time be assigned to him by the Chairman of the Board of Directors or at the direction of the Board of Directors

SECTION 4.07                                   The President. The President shall be the chief operating officer and, if no Chief Executive Officer is elected, the chief executive officer of the Corporation and shall have the general powers and duties of supervision and management of the Corporation. The President, in the absence of the Chairman of the Board and the Chief Executive Officer, shall preside at all meetings of the stockholders. The President shall also perform such other duties as may from time to time be assigned to him by the Board of Directors, the Chairman of the Board or the Chief Executive Officer.

SECTION 4.08                                   Vice Presidents. Each Vice President shall perform such duties and shall have such authority as from time to time may be assigned to him by the Board of Directors, the Chairman of the Board, the Chief Executive Officer or the President. The Board may determine to elect different classes of vice presidents, including the classes of senior vice president and executive vice president. One Vice President at the class of Senior Vice President or above may, at the discretion of the Board of Directors, be designated as the Chief Financial Officer of the Corporation and shall have general supervisory authority over the Treasurer and the financial records of the Corporation.

SECTION 4.09                                   The Treasurer. The Treasurer shall have the general care and custody of all the funds and securities of the Corporation which may come into his hands and shall deposit the same to the credit of the Corporation in such bank or banks or depositories as from time to time may be designated by the Board of Directors or by an officer or officers authorized by the Board of Directors to make such designation, and the Treasurer shall pay out and dispose of the same under the direction of the Board of Directors. He shall have general charge of all securities of the Corporation and shall in general perform all duties incident to the position of Treasurer.

SECTION 4.10                                   The Secretary. The Secretary shall keep the minutes of all proceedings of the Board of Directors and the minutes of all meetings of the stockholders and also, unless otherwise directed by such committee, the minutes of each standing committee, in books provided for that purpose, of which he shall be the custodian; he shall attend to the giving and serving of all notices for the Corporation; he shall have charge of the seal of the Corporation, of the stock certificate books and such other books and papers as the Board of Directors may direct; and he shall in general perform all the duties incident to the office of Secretary and such other duties as may be assigned to him by the Board of Directors.

SECTION 4.11                                   Vacancies. All vacancies among the officers for any cause shall be filled only by the Board of Directors.

SECTION 4.12                                   Bonding. The Board of Directors shall have power to require any officer or employee of the Corporation to give bond for the faithful discharge of his duties in such form and with such surety or sureties as the Board of Directors may deem advisable.

ARTICLE V
Stock

SECTION 5.01                                   Form and Execution of Certificates. The shares of stock of the Corporation shall be represented by certificates in such form as shall be approved by the Board of Directors; provided that the Board of Directors of the Corporation may provide by resolution that some or all of any or all classes or series of its stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation; and, notwithstanding the adoption of such a resolution by the Board of Directors, every holder of stock represented by certificates and every holder of uncertificated shares shall be entitled to a certificate or certificates representing his shares upon delivery of a written request therefor to the Secretary of the Corporation. The certificates shall be signed by the Chairman or the President or the Vice President and the Treasurer or the Secretary or an Assistant Treasurer or Assistant Secretary, except that where any such certificates shall be countersigned by a transfer agent and by a registrar, the signatures of any of the officers above specified, and the seal of the Corporation upon such certificates, may be facsimiles, engraved or printed. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of its issue.

SECTION 5.02                                   Regulations. The Board of Directors may make such rules and regulations consistent with any governing statute as it may deem expedient concerning the issue, transfer and registration of certificates of stock and concerning certificates of stock issued, transferred or registered in lieu or replacement of any lost, stolen, destroyed or mutilated certificates of stock.

SECTION 5.03                                   Fixing of Record Date. For the purpose of determining the stockholders entitled to notice of, and to vote at, any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or for the purpose of determining stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights, or to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a date as the record date for any such determination of stockholders, and all persons who are stockholders of record on the date so fixed, and no others, shall be entitled to notice of, and to vote at, such meeting or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or to receive payment of any dividend or other distribution or allotment of any rights, or to exercise any rights in respect of any change, conversion or exchange of stock or to take any other lawful action, as the case may be. Such record date shall not be more than sixty (60) days nor less than ten (10) days before the date of any such meeting, nor more than sixty (60) days prior to any other action, provided that any record date established by the Board of Directors may not precede the date of the resolution establishing the record date. The record date for determining stockholders entitled to consent to corporate actions in writing shall not be more than ten (10) days after the date upon which the resolution fixing the record date was adopted. If no record date is established prior to an action undertaken by consent, the record date shall be, if no action of the Board of Directors is required, the first date on which a signed written consent setting forth the action taken is delivered to the corporation. If action by the Board of Directors is required, the record date shall be the close of business on the day the board adopts the resolution taking the prior action.

SECTION 5.04                                   Transfer Agent and Registrar. The Board of Directors may appoint a transfer agent or transfer agents and a registrar or registrars for any or all classes of the capital stock of the Corporation, and may require stock certificates of any or all classes to bear the signature of either or both.

ARTICLE VI
Seal

SECTION 6.01                                   Seal. The seal of the Corporation, if one shall be obtained at the direction of the Board of Directors, shall be circular in form and contain the name of the Corporation, the year of its organization, and the words “CORPORATE SEAL, DELAWARE,” which seal shall be in charge of the Secretary to be used as directed by the Board of Directors.

ARTICLE VII
Fiscal Year

SECTION 7.01                                   Fiscal Year. The fiscal year of the Corporation shall be the calendar year unless otherwise fixed by resolution of the Board of Directors.

ARTICLE VIII
Waiver of Notice

SECTION 8.01                                   Waiver of Notice. Any person may waive any notice required to be given by law, in the Certificate of Incorporation or under these Bylaws by attendance in person, or by proxy if a stockholder, at any meeting, except when such person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened, or by a writing signed by the person or persons entitled to said notice, whether before or after the time stated in said notice, which waiver shall be deemed equivalent to such notice. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors, or members of a committee appointed by the Board of Directors need be specified in any written waiver of notice.

ARTICLE IX
Checks, Notes, Drafts, Contracts, Voting of Securities, Etc.

SECTION 9.01                                   Checks, Notes, Drafts, Etc. All checks, notes, drafts or other orders for the payment of money of the Corporation shall be signed, endorsed or accepted in the name of the Corporation by such officer, officers, person or persons as from time to time may be designated by the Board of Directors or by an officer or officers authorized by the Board of Directors to make such designation.

SECTION 9.02                                   Execution of Contracts, Deeds, Etc. The Board of Directors may authorize any officer or officers, agent or agents, in the name and on behalf of the Corporation, to enter into or execute and deliver any and all deeds, bonds, mortgages, contracts and other obligations or instruments, and such authority may be general or confined to specific instances.

SECTION 9.03                                   Provision Regarding Conflicts of Interests. No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if:

(a)         The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or

(b)         The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the shareholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the shareholders; or

(c)          The contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified by the Board of Directors, a committee thereof, or the shareholders.

Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

SECTION 9.04                                   Voting of Securities Owned by the Corporation. Subject always to the specific directions of the Board of Directors, any share or shares of stock or other securities issued by any other corporation and owned or controlled by the Corporation may be voted, whether by written consent as set forth herein below or at any meeting of such other corporation, by the President of the Corporation, or in the absence of the President, by any Vice President of the Corporation who may be present at such meeting or available to sign such written consent. Whenever in the judgment of the President, or in his absence, of any Vice President, it shall be desirable for the Corporation to execute a proxy or give a consent with respect to any share or shares of stock or other securities issued by any other corporation and owned by the Corporation, such proxy or consent shall be executed in the name of the Corporation by the President or one of the Vice Presidents of the Corporation without necessity of any authorization by the Board of Directors. Any person or persons so designated as the proxy or proxies of the Corporation shall have full right, power and authority to vote the share or shares of stock or other securities issued by such other corporation and owned by the Corporation.

ARTICLE X
Indemnification

SECTION 10.01                            Indemnification. Each person who was or is made a party or is threatened to be made a party to or is involved in any threatened, pending or completed action suit or proceeding, whether civil, criminal or investigative (a “proceeding”), by reason of the fact that he, or a person for whom he is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or trustee of another corporation or of a partnership, joint venture, trust or other enterprise (including service with respect to employee benefit plans) whether the basis of such proceeding is alleged action in his official capacity as a director or officer, or in any other capacity while serving as a director or officer, shall be indemnified and held harmless by the Corporation to the fullest extent permitted by the Delaware General Corporation Law against all expenses, liability and loss (including attorneys’ fees, judgments, fines, special excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith. Such right shall be a contract right and shall include the right to require advancement by the Corporation of attorneys’ fees and other expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that the payment of such expenses incurred by a director or officer of the Corporation in his capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of such proceeding, shall be made by the Corporation only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it should be determined ultimately that such director or officer is not entitled to be indemnified under this section or otherwise.

SECTION 10.02                            Indemnification Not Exclusive.  The indemnification and advancement of expenses provided by this Article X shall not be deemed exclusive of any other rights to which a person seeking indemnification may be entitled under the Certificate of Incorporation, any agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such person.

SECTION 10.03                            Insurance. The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or trustee of another corporation, partnership, joint venture, trust or other enterprise (including service with respect to employee benefit plans) against any liability assessed against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this Article X.

[End of Bylaws]